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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 2, 2002



                                  AVIDYN, INC.
             (Exact name of registrant as specified in its charter)


   DELAWARE                   001-11922                    75-2297429
  (State of               (Commission File              (IRS Employer
incorporation)                 Number)               Identification Number)


                              16980 DALLAS PARKWAY
                                   SUITE 120
                              DALLAS, TEXAS 75248
                    (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 972-447-6400




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ITEM 5. OTHER EVENTS.

On November 2, 2002, AVIDYN, Inc. entered into a definitive agreement for a merger of AVIDYN, Inc. and a wholly owned subsidiary of Fiserv, Inc. The merger agreement, which is subject to customary regulatory and stockholder approvals, provides that all of the outstanding shares of AVIDYN, Inc. common stock would be exchanged for shares of Fiserv, Inc. common stock having an aggregate market value equal to $10.5 million, based upon the average closing price for a share of Fiserv, Inc.'s common stock over the twenty trading day period ending two business days prior to the closing of the merger. The $10.5 million will be increased or decreased by the amount, if any, between i) the total assets of AVIDYN, Inc. at the time of the merger less the total liabilities of AVIDYN, Inc. at the time of the merger, and ii) Six Million Eight Hundred Thousand Dollars ($6,800,000); provided, however that no such adjustment shall be made if the adjustment would result in increasing or decreasing the $10.5 million by less than $25,000. In connection with the merger agreement, Fiserv, Inc. entered into agreements with certain AVIDYN, Inc.'s directors or their affiliates, that collectively beneficially own approximately 44.4% of the outstanding AVIDYN, Inc. common stock, under which such entities have agreed to vote in favor of the transaction.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.  The following are filed as Exhibits to this Report.

         2.1 Agreement and Plan of Merger among Fiserv, Inc., Merger Sub, Inc. and AVIDYN, Inc., dated as of November 2, 2002. All exhibits have been omitted and will be provided to the Commission upon request.

         99.1 Agreement to Facilitate Merger by and among Fiserv, Inc., Fiserv Merger Sub, Inc., J. Ward Hunt, dated as of November 2, 2002.

         99.2 Agreement to Facilitate Merger by and among Fiserv, Inc., Fiserv Merger Sub, Inc., and Burke, Mayborn Company, Ltd., dated as of November 2, 2002.

         99.3 Agreement to Facilitate Merger by and among Fiserv, Inc., Fiserv Merger Sub, Inc., and WLH Family Investment, Ltd., dated as of November 2, 2002.

         99.4 AVIDYN, Inc. Press Release dated November 4, 2002, announcing the merger agreement.

ITEM 9. REGULATION FD DISCLOSURE.

         On November 4, 2002, AVIDYN, Inc. issued a news release announcing that it had entered into a definitive agreement providing for the merger of AVIDYN, Inc. and a wholly owned subsidiary of Fiserv, Inc. The press release is attached as Exhibit 99.4 to this Report.


                                        2
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            AVIDYN, INC.



Date:  November 4, 2002                     By:    /s/ Joseph A. Hensley
                                                 ------------------------------
                                                 Joseph A. Hensley, President


                                       3
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                               INDEX TO EXHIBITS



EXHIBIT
NUMBER         DESCRIPTION
-------        -----------
2.1            Agreement and Plan of Merger among Fiserv, Inc., Merger Sub, Inc.
               and AVIDYN, Inc., dated as of November 2, 2002. All exhibits have been omitted and will be provided to the Commission upon request.

99.1           Agreement to Facilitate Merger by and among Fiserv, Inc., Fiserv
               Merger Sub, Inc., J. Ward Hunt, dated as of November 2, 2002.

99.2           Agreement to Facilitate Merger by and among Fiserv, Inc., Fiserv
               Merger Sub, Inc., and Burke, Mayborn Company, Ltd., dated as of
               November 2, 2002.

99.3           Agreement to Facilitate Merger by and among Fiserv, Inc., Fiserv
               Merger Sub, Inc., and WLH Family Investment, Ltd., dated as of
               November 2, 2002.

99.4 AVIDYN, Inc. Press Release dated November 4, 2002, announcing the merger agreement.